Exhibit 99.1
SI-BONE, Inc. Reports Record Financial Results for the Fourth Quarter 2025 and Issues 2026 Guidance
Achieves 20% worldwide revenue growth and positive adjusted EBITDA for Fiscal Year 2025
Generates free cash flow in the Fourth Quarter 2025

SANTA CLARA, Calif. February 23, 2026 - SI-BONE, Inc. (Nasdaq: SIBN), the global leader in developing procedural solutions to address clinical challenges associated with compromised bone, today reported financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $56.3 million, representing growth of 15.0%
•U.S. revenue of $53.5 million, representing growth of 13.9%
•Gross margin of 79.0%
•Net loss of $1.6 million, representing an improvement of 63.3%
•Positive adjusted EBITDA of $5.1 million, representing an improvement of 176.2%
•Positive cashflow from operations of $1.7 million and positive free cash flow of $0.4 million
•Ended the quarter with $147.8 million in cash and equivalents

Fiscal Year 2025 Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $200.9 million, representing growth of 20.2%
•U.S. revenue of $191.1 million, representing growth of 20.6%
•Gross margin of 79.6%
•Net loss of $18.9 million, representing an improvement of 38.8%
•Positive adjusted EBITDA of $8.9 million, representing an improvement of $14.0 million

Recent Operational (all comparisons are to the prior year period)
•~1,640 U.S. physicians performed a procedure in the fourth quarter, representing an increase of 18%
•Entered into a strategic partnership with Smith+Nephew, an orthopedics industry leader, to distribute iFuse TORQ and iFuse TORQ TNT across Level 1 and Level 2 trauma centers nationwide for pelvic trauma
•Expanded INTRA platform with the launch of INTRA Ti in February, our newest SI joint fusion solution that provides physicians procedural flexibility and workflow efficiency in ambulatory surgery centers
•U.S. patent portfolio covering the original iFuse, including the triangular shape, extended to August 2028

Organizational Update
•Anshul Maheshwari promoted to Chief Operating Officer in addition to his role as Chief Financial Officer
•As previously announced, Nikolas Kerr was promoted to the role of Chief Commercial Officer
•Jeff Zigler promoted to Senior Vice President of Market Access and Reimbursement

“In 2025, we demonstrated the strength and scalability of our business model, delivering another year of worldwide revenue growth that exceeded 20% while expanding margins and exiting the year with positive free cash flow. These results reflect disciplined execution, a differentiated platform, and durability of demand across our portfolio.” said Laura Francis, Chief Executive Officer. “As we enter 2026, we have a compelling set of growth catalysts, including favorable reimbursement dynamics, expanding commercial footprint and upcoming product launches designed to deepen physician engagement and expand our reach into a sizable new market. Together, these factors reinforce our confidence in SI-BONE's ability to sustain strong, profitable growth over the long term."

Fourth Quarter 2025 Financial Results

Worldwide revenue was $56.3 million in the fourth quarter 2025, a 15.0% increase from $49.0 million in the corresponding period in 2024. U.S. revenue for the fourth quarter 2025 was $53.5 million, a 13.9% increase from $46.9 million in the corresponding period in 2024. International revenue for the fourth quarter 2025 was $2.9 million, a 38.8% increase from $2.1 million in the corresponding period in 2024.

Gross profit was $44.5 million in the fourth quarter 2025, an increase of 14.8% from $38.8 million in the corresponding period in 2024. Gross margin was stable at 79.0% for the fourth quarter 2025 compared to 79.1% in the corresponding period in 2024.

Operating expenses increased 6.2% to $47.0 million in the fourth quarter 2025, as compared to $44.3 million in the corresponding period in 2024. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and research and development investments related to future products.

Operating loss improved by 55.2% to $2.5 million in the fourth quarter 2025, as compared to an operating loss of $5.5 million in the corresponding period in 2024.

Net loss improved by 63.3%, to $1.6 million, or $0.04 per diluted share in the fourth quarter 2025, as compared to a net loss of $4.5 million, or $0.11 per diluted share in the corresponding period in 2024.

Adjusted EBITDA improved by 176.2% to positive $5.1 million in the fourth quarter 2025, as compared to a positive adjusted EBITDA of $1.9 million in the corresponding period in 2024.

Fiscal Year 2025 Financial Results

Worldwide revenue was $200.9 million for 2025, a 20.2% increase from $167.2 million in 2024. U.S. revenue for 2025 was $191.1 million, a 20.6% increase from $158.4 million in 2024. International revenue was $9.8 million in 2025, a 12.4% increase from $8.8 million in 2024.

Gross profit was $159.9 million in 2025, a 21.0% increase from $132.1 million in 2024. Gross margin was 79.6% in 2025 and 79.0% in 2024.

Operating expenses increased 8.9% to $182.2 million in 2025, as compared to $167.4 million in 2024. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and research and development investments related to future products.

Operating loss improved by 36.6% to $22.3 million in 2025, as compared to an operating loss of $35.2 million in 2024.

Net loss improved by 38.8%, to $18.9 million, or $0.44 per diluted share in 2025, as compared to a net loss of $30.9 million, or $0.75 per diluted share in 2024.

Adjusted EBITDA improved to positive $8.9 million in 2025, as compared to a loss of $5.1 million in 2024, representing and improvement of $14.0 million.

Cash and equivalents were $147.8 million, representing a sequential improvement of $2.1 million, and borrowings were $35.6 million as of December 31, 2025.

2026 Financial Guidance

SI-BONE expects 2026 worldwide revenue to be in the range of $228.5 million to $232.5 million, implying year-over-year growth of ~14% to ~16%. SI-BONE estimates fiscal year 2026 gross margin to be approximately 78%, and operating expenses growth to be ~12.5% at the mid-point of the revenue guidance. Based on these assumptions, SI-BONE expects to deliver increased positive adjusted EBITDA for the full year 2026.

Webcast Information
SI-BONE will host a conference call to discuss the fourth quarter 2025 financial results after market close on Monday, February 23, 2026 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/zfxy6yox. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing procedural solutions to address clinical challenges associated with compromised bone. With expertise in biomechanical design and anatomy specific innovation, SI-BONE has built a technology platform with market-leading applications centered on the spinopelvic anatomy. SI-BONE continues to leverage the deep experience in addressing the challenges of low-density bone in the sacrum to develop unique technologies that are targeting new clinical adjacencies to help improve outcomes for patients with compromised bone. Since 2009, SI-BONE has supported physicians in performing a total of over 140,000 procedures. A unique body of clinical evidence supports the use of SI-BONE's technologies, including four randomized controlled trials and over 180 peer reviewed publications.

SI-BONE® is a registered trademark of SI-BONE, Inc. ©2026 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE's devices. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filing on Form 10-K, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), SI-BONE uses two non-GAAP financial measures: Adjusted EBITDA and free cash flow. Non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE’s reported results of operations. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures. Management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA and free cash flow may differ from similarly titled measures used by others.

Adjusted EBITDA excludes from net loss the effects of interest income, interest expense, depreciation and amortization, and stock-based compensation. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment. SI-BONE believes the presentation of these financial measures is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of non-GAAP financial measures is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Investor Contact
Saqib Iqbal
VP, FP&A and Investor Relations

investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Revenue	$56,350	$49,002	$200,925	$167,178
Cost of goods sold	11,818	10,225	41,046	35,057
Gross profit	44,531	38,777	159,879	132,121
Operating expenses:
Sales and marketing	32,806	31,249	124,224	117,054
Research and development	4,363	3,870	17,448	16,560
General and administrative	9,825	9,152	40,537	33,755
Total operating expenses	46,994	44,271	182,209	167,369
Loss from operations	(2,463)	(5,494)	(22,330)	(35,248)
Interest and other income (expense), net:
Interest income	1,446	1,784	6,074	7,848
Interest expense	(629)	(795)	(2,628)	(3,440)
Other income (expense), net	(2)	10	(20)	(73)
Net loss	$(1,648)	$(4,495)	$(18,904)	$(30,913)

Net loss per share, basic and diluted	$(0.04)	$(0.11)	$(0.44)	$(0.75)
Weighted-average number of common shares used to compute basic and diluted net loss per share	43,507,786	41,994,284	42,959,856	41,466,564

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$42,240	$34,948
Short-term investments	105,583	115,094
Accounts receivable, net	29,915	27,459
Inventory	33,897	27,074
Prepaid expenses and other current assets	4,480	3,204
Total current assets	216,115	207,779
Property and equipment, net	21,298	20,374
Operating lease right-of-use assets	1,087	1,984
Other non-current assets	55	300
TOTAL ASSETS	$238,555	$230,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,631	$6,488
Accrued liabilities and other	19,704	19,492
Operating lease liabilities, current portion	944	1,152
Total current liabilities	25,279	27,132
Long-term borrowings	35,569	35,452
Operating lease liabilities, net of current portion	175	879
Other long-term liabilities	—	10
TOTAL LIABILITIES	61,023	63,473

Stockholders' Equity:
Common stock and additional paid-in capital	626,974	598,074
Accumulated other comprehensive income	816	244
Accumulated deficit	(450,258)	(431,354)
TOTAL STOCKHOLDERS’ EQUITY	177,532	166,964
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$238,555	$230,437

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(18,904)	$(30,913)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	25,524	25,869
Depreciation and amortization	5,770	4,379
Accounts receivable credit losses	570	470
Inventory reserve	1,997	1,300
Amortization of discount and premium on marketable securities	(3,051)	(5,440)
Amortization of debt issuance costs	117	153
Loss on disposal of property and equipment	1,627	1,877
Changes in operating assets and liabilities
Accounts receivable	(3,027)	(5,840)
Inventory	(8,684)	(8,047)
Prepaid expenses and other assets	(1,030)	(2)
Accounts payable	(1,763)	1,861
Accrued liabilities and other	179	1,908
Net cash used in operating activities	(675)	(12,425)
Cash flows from investing activities
Maturities of marketable securities	205,100	228,500
Purchases of marketable securities	(192,526)	(205,380)
Purchases of property and equipment	(8,414)	(10,497)
Net cash provided by (used in) investing activities	4,160	12,623
Cash flows from financing activities
Proceeds from debt financing, net of debt issuance cost	—	35,954
Repayments of debt financing	—	(36,000)
Final payment fee related to debt	—	(720)
Proceeds from the exercise of common stock options	1,169	570
Proceeds from issuance of common stock under employee stock purchase plan	2,207	2,154
Net cash provided by financing activities	3,376	1,958
Effect of exchange rate changes on cash and cash equivalents	431	(479)
Net increase in cash and cash equivalents	7,292	1,677
Cash and cash equivalents at
Beginning of year	34,948	33,271
End of year	$42,240	$34,948

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(1,648)	$(4,495)	$(18,904)	$(30,913)
Interest income	(1,446)	(1,784)	(6,074)	(7,848)
Interest expense	629	795	2,628	3,440
Depreciation and amortization	1,638	1,213	5,770	4,379
Stock-based compensation	5,976	6,135	25,524	25,868
Adjusted EBITDA	$5,150	$1,864	$8,944	$(5,074)

SI-BONE, INC.
RECONCILIATION OF FREE CASH FLOW
(In thousands)
(unaudited)

	Twelve Months Ended December 31,
	2025	2024
Net cash used in operating activities	$(675)	$(12,425)
Less:
Purchases of property and equipment	(8,414)	(10,497)
Free cash flow	$(9,089)	$(22,922)